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                                                                     Exhibit 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into the Company's previously filed Registration Statement on Form S-8, Registration Number 333-34000, relating to the Westinghouse Air Brake Technologies Corporation 401 (k) Savings Plan for Employees of Former MotivePower Industries Group (formerly, MotivePower Industries, Inc. Savings Plan).

/s/ Arthur Andersen LLP

Pittsburgh, Pennsylvania
July 2, 2001